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                                                                  Exhibit 10.11

                             AGREEMENT OF GUARANTEE

B E T W E E N:

             XIAO HUA QU, A.K.A. SHAWN QU,

             (hereinafter called the "Guarantor"),

                                                              OF THE FIRST PART;

- and -

             ATS AUTOMATION TOOLING SYSTEMS INC.

             (hereinafter called "Lender"),

                                                             OF THE SECOND PART.

WHEREAS Canadian Solar Inc. (the "Company") has authorized the issue to the Lender of a promissory note (the "Note") in the principal amount of One Million Three Hundred Thousand US Dollars ($1,300,000.00); and

WHEREAS the Lender requires that the Guarantor enter into this Agreement in order to assist the Company, for the mutual benefit of the Company and the Guarantor.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises the Guarantor covenants and agrees with the Lender as follows:

                                   ARTICLE 1
                                   GUARANTEE

1.1 The Guarantor unconditionally guarantees and covenants with the Lender that the Company will duly and punctually pay to the Lender the principal of, interest on and all other moneys owing under the Note as and when the same become due and payable according to the terms of the Note.

1.2 The Guarantor hereby acknowledges communication of the terms of the Note and consents to and approves of the same. The guarantee herein contained shall take effect and be binding upon the Guarantor notwithstanding any defect in or omission from the Note.

1.3 The liability of the Guarantor under Section 1.1 hereof shall be joint and several with that of the Company and shall be absolute and unconditional. The Guarantor shall for all purposes of the guarantee be regarded as in the same position as a principal debtor, and hereby expressly waives demand, presentment, protest and notice thereof and of default. The obligation of the Guarantor hereunder shall be deemed to arise in respect of each default. Notwithstanding the foregoing, the Lender agrees that it shall use all

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      commercially reasonable efforts to collect payment on the Note from the
      Company, prior to seeking recourse against Guarantor under the terms of this Guarantee.

                                   ARTICLE 2
                            DEFAULT AND ENFORCEMENT

2.1 If the Company shall make default in payment of the principal of, interest on or any other moneys owing under the Note as and when the same becomes due and payable, then the Guarantor shall forthwith on demand by the Lender pay to the Lender the principal, interest and other moneys in default.

2.2 If the Guarantor shall fail forthwith on demand to make good any such default, the Lender may in its discretion proceed with the enforcement of its rights hereunder and may proceed to enforce such rights or from time to time any thereof prior to, contemporaneously with or after any action taken under the Note. The Guarantor shall pay on demand all costs and expenses (including legal fees on a solicitor and own client basis) incurred by the Lender in enforcing or attempting to enforce its rights hereunder and all proceedings taken in relation hereto; all such costs and expenses and other moneys payable hereunder shall bear interest at the interest rate provided for in the Note.

2.3 All sums paid to or recovered by the Lender pursuant to the provisions hereof shall be applied by it in payment of its costs and expenses payable hereunder and the principal, interest and other moneys owing on the Note in such order as the Lender in its sole discretion may determine.

2.4 The Lender may waive any default of the Guarantor hereunder upon such terms and conditions as it may determine provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

2.5 Any moneys paid by or recovered from the Guarantor hereunder shall be held to have been paid pro tanto in discharge of the liability of the Guarantor hereunder, but not in discharge of the liability of the Company, and in the event of any such payment by or recovery from the Guarantor, the Guarantor hereby assigns any rights with respect to or arising from such payment or recovery (including without limitation any right of subrogation) to the Lender unless or until the Lender has received in the aggregate payment in full of all moneys owing on the Note.

                                   ARTICLE 3
                             RELEASE AND DISCHARGE

3.1 The liability of the Guarantor hereunder shall not be limited, released, discharged or in any way affected by any release, loss or alteration in or dealing with the security under the Note, or by time being given to the Company or to any person whomsoever by the Lender or by any claim for negligence on the part of the Lender or any person acting as the Lender's agent; or by any amendment to the Note; or by any compromise, arrangement, composition or plan of reorganization affecting the Company or the security under the Note; or by release of any person liable directly or as surety or otherwise; or by waiver of any default under the Note, or by any dealings whatsoever between the Lender

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      and the Company or any other person or persons whomsoever, or by any other act, omission or proceedings in relation to the Note or this Agreement whereby the Guarantor might otherwise be released or exonerated or the liabilities and obligations of the Guarantor hereunder affected. Any claims by the Guarantor against the Lender or its agents in respect of any of the foregoing matters are hereby waived.

3.2 After all moneys payable by the Company under the Note have been paid in full, this guarantee cease and become null and void and the Lender shall, at the request and at the expense of the Guarantor execute and deliver a release to the Guarantor.

                                   ARTICLE 4
                                 MISCELLANEOUS

4.1 Any notices given hereunder shall be conclusively deemed effectively given if delivered personally to either of the parties at their last known address if forwarded by registered mail to such party at such address. Any notice so mailed shall be conclusively deemed given on the third business day after the day of mailing, provided that in the event of a known disruption of postal service notice shall be given by personal delivery only. Either party hereto may effect a change of address by written notice given to the other party hereto in accordance with this section.

4.2 This Agreement shall be construed in accordance with and governed by the laws of the Province of Ontario and shall extend to and be binding upon the heirs, executors, administrators and personal representatives of the Guarantor.

IN WITNESS WHEREOF the Guarantor has executed these presents on the       day of
September, 2005.

SIGNED, SEALED AND DELIVERED  }
     in the presence of       }
                              }
 /s/                          }         /s/
-------------------------     }        --------------------------
Witness                       }        Shawn Qu

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